Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 31, 2022, which includes an explanatory paragraph relating to TransCode Therapeutics, Inc.’s ability to continue as a going concern, relating to the financial statements of TransCode Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

November 27, 2022